                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (earliest event reported):  February 2, 1999


                            Rocky Mountain Internet, Inc.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)




              Delaware                 001-12063            84-1322326
    -----------------------------------------------------------------------
    (State or other jurisdiction      (Commission         (IRS Employer
         of incorporation)            File Number)      Identification No.)


     1099 Eighteenth Street, 30th Floor, Denver, Colorado          80202
    -----------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (303) 672-0700
                                                   ----------------


    -----------------------------------------------------------------------
           (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    (a) Effective February 2, 1999, the registrant entered into an Agreement and Plan of Merger (the "Dave's World Merger Agreement") with August 5th Corporation, d/b/a Dave's World, an Illinois corporation headquartered in Bloomington, Illinois ("Dave's World"), pursuant to which Dave's World merged with and into the registrant (the "Dave's World Merger"). Pursuant to the terms of the Dave's World Merger Agreement, the registrant agreed to pay to the shareholders of Dave's World, in the aggregate, approximately $3,000,000, payable in the form of 223,989 shares of common stock of the registrant. Ten percent of the shares issuable to the shareholders of Dave's World were deposited into an escrow account. The shares deposited into the escrow account are to be released from that account on the second anniversary date of the Dave's World Merger Agreement, subject to reduction in an amount reasonably determined by the registrant as necessary to satisfy claims by the registrant under the indemnification provisions of the Dave's World Merger Agreement. Included in the purchase price are 42,857 shares of common stock to be issued pursuant to an effective registration statement filed for such purpose when such registration statement is declared effective. The remaining shares are not registered. The registrant agreed to register the remaining shares not later than the second anniversary of the closing of the Dave's World Merger. The consideration to be paid to the shareholders of Dave's World was determined through arm's-length negotiation. There was no material relationship between the parties prior to the Dave's World Merger.
A copy of the Dave's World Merger Agreement and a copy of the press release dated February 3, 1999 announcing the Dave's World Merger are attached hereto as Exhibits 10.23 and 99.8, respectively.

    Effective February 5, 1999, the registrant acquired substantially all of the assets of ImageWare Technologies, L.L.C., an Alabama limited liability company ("ImageWare"), and Communication Network Services, L.L.C., an Alabama limited liability company ("CNS") pursuant to the terms of an Asset Purchase Agreement (the "CNS Asset Purchase Agreement") by and among the registrant, ImageWare, and CNS. The purchase price for the assets acquired was approximately $565,000, payable in the form of 42,578 shares of restricted common stock of the registrant, subject to adjustment as described in the following sentence. The registrant retained 10% of the shares issuable to each of ImageWare and CNS for up to 120 days pending the delivery by ImageWare and CNS of certain audited financial statements to the registrant. An additional 10% of the shares issuable to ImageWare and CNS were deposited into an escrow account. The shares deposited into the escrow account are to be released from that account on the first anniversary date of the CNS Asset Purchase Agreement, subject to reduction in an amount reasonably determined by the registrant as necessary to satisfy claims by the registrant under the indemnification provisions of the Dave's World Merger Agreement. The registrant agreed to register the shares of common stock issuable to ImageWare and CNS prior to the first anniversary of the acquisition, and ImageWare and CNS agreed to certain lockup arrangements with respect to the shares of common stock to be issued to them. The consideration that the registrant agreed to pay to ImageWare and CNS was determined through arm's-length negotiation. There was no material relationship between the parties prior to the

Merger. The registrant intends to continue to utilize the assets acquired from ImageWare and CNS in the same manner that ImageWare and CNS utilized the assets prior to their acquisition by the registrant. A copy of the CNS Asset Purchase Agreement and a copy of the press release dated February 9, 1999 announcing the purchase of the assets from ImageWare and CNS are attached hereto as Exhibits 10.24 and 99.9, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    The following financial statements are filed as a part of this Report:

    (a)  Financial statements of business acquired.
           (None required)

    (b)  Pro forma financial information.
           (None required)

    (c)  Exhibits.

    10.23 Agreement and Plan of Merger dated as of February 2, 2999 by and between Rocky Mountain Internet, Inc. and August 5th Corporation, d/b/a Dave's World.

    10.24 Asset Purchase Agreement by and among Rocky Mountain Internet, Inc., ImageWare Technologies, L.L.C., and Communication Network Services, L.L.C.

    99.8   News Release dated February 3, 1999 announcing the Dave's World
Merger.

    99.9 News Release dated February 9, 1999 announcing the purchase of the assets of Imageware and CNS.

                                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by its behalf by the undersigned hereunto duly authorized.


                                       Rocky Mountain Internet, Inc.
                                       -----------------------------------
                                       (Registrant)


Date:  February 17, 1999               By:  /s/ Peter J. Kushar
                                          --------------------------------
                                          Peter J. Kushar, Secretary, Treasurer,
                                          and Chief Financial Officer